EXHIBIT 32

Certification of the Chief Executive Officer and the Chief Financial Officer

In connection with the Annual Report on Form 10-K for the year ended April 30, 2009 and pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of International Lottery & Totalizator Systems, Inc. (the “Company”) hereby certify that:

(i)   the Annual Report on Form 10-K of the Company for the year ended April 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 8, 2009	/s/	Jeffrey M. Johnson Jeffrey M. Johnson President

	/s/	T. Linh Nguyen T. Linh Nguyen Chief Financial Officer and Corporate Secretary